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                                                                      EXHIBIT 11
               SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
              COMPUTATION OF NET LOSS PER COMMON SHARE (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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

                                                               THREE PERIODS ENDED              NINE PERIODS ENDED
                                                           ---------------------------     ----------------------------
                                                           SEPTEMBER 28   SEPTEMBER 29     SEPTEMBER 28    SEPTEMBER 29
                                                              1997            1996             1997            1996
                                                           ------------   ------------     ------------    ------------
PRIMARY

Loss before extraordinary item                              ($ 22,360)      ($ 12,324)      ($147,124)      ($ 38,861)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit of $1,585                                 (2,643)           --            (2,643)           --
                                                            ---------       ---------       ---------       ---------

Net loss                                                    ($ 25,003)      ($ 12,324)      ($149,767)      ($ 38,861)
                                                            =========       =========       =========       =========

Shares:
  Weighted average common shares outstanding                   99,317          99,216          99,290          99,200

  Weighted average shares of restricted
    stock outstanding                                             493             524             497             522

  Additional shares assuming exercise of stock options            149           1,597             221           1,642
                                                            ---------       ---------       ---------       ---------

  Weighted average common shares and common
    share equivalents outstanding - primary                    99,959         101,337         100,008         101,364
                                                            =========       =========       =========       =========


Loss before extraordinary item                              ($   0.22)      ($   0.12)      ($   1.47)      ($   0.38)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit                                            (0.03)           --             (0.03)           --
                                                            ---------       ---------       ---------       ---------

Primary net loss per common share                           ($   0.25)      ($   0.12)      ($   1.50)      ($   0.38)
                                                            =========       =========       =========       =========



ASSUMING FULL DILUTION

Loss before extraordinary item                              ($ 22,360)      ($ 12,324)      ($147,124)      ($ 38,861)

Extraordinary loss from early estinguishment of debt,
  net of tax benefit of $1,585                                 (2,643)           --            (2,643)           --
                                                            ---------       ---------       ---------       ---------

Net loss                                                    ($ 25,003)      ($ 12,324)      ($149,767)      ($ 38,861)
                                                            =========       =========       =========       =========

Shares:
  Weighted average common shares outstanding                   99,317          99,216          99,290          99,200

  Weighted average shares of restricted
    stock outstanding                                             493             524             497             522

  Additional shares assuming exercise of stock options            220           1,597             259           1,666
                                                            ---------       ---------       ---------       ---------

  Weighted average common shares and common
    share equivalents outstanding - fully diluted             100,030         101,337         100,046         101,388
                                                            =========       =========       =========       =========


Loss before extraordinary item                              ($   0.22)      ($   0.12)      ($   1.47)      ($   0.38)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit                                            (0.03)           --             (0.03)           --
                                                            ---------       ---------       ---------       ---------

Fully diluted net loss per common share                     ($   0.25)      ($   0.12)      ($   1.50)      ($   0.38)
                                                            =========       =========       =========       =========

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